EXHIBIT 10.5

                            BUNDLED SOFTWARE LICENSE

                                    AGREEMENT

                                       BY

                                       AND

                                     BETWEEN

                             HEWLETT-PACKARD COMPANY

                                       AND

                                 TURBOWORX, INC.

                                      DATED

                                 1 NOVEMBER 2004


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                       BUNDLED SOFTWARE LICENSE AGREEMENT

TABLE OF CONTENTS

                                                                            Page
                                                                            ----
DEFINITIONS ...................................................................1
         1.1      "Program"....................................................1
         1.2      "Enhancements"...............................................1
         1.3      "Documentation"..............................................1
         1.4      "Complete Copy"..............................................1
         1.5      "HP Product(s)"..............................................1
         1.6      "Subsidiaries"...............................................1

DELIVERY AND ACCEPTANCE........................................................1
         2.1      DELIVERY.....................................................1
         2.2      ACCEPTANCE...................................................2
         2.3      ENHANCEMENTS.................................................2

RIGHTS GRANTED AND RESTRICTIONS................................................2
         3.1      LICENSE TO THE PROGRAM.......................................2
         3.2      LICENSE TO THE DOCUMENTATION.................................2
         3.3      LICENSE TO PHOTOGRAPH (MARKETING MATERIALS)..................3
         3.4      RESTRICTIONS.................................................3
         3.5      LOCALIZED VERSIONS...........................................3
         3.6      TRADEMARKS...................................................3
         3.7      OWNERSHIP....................................................3
         3.8      COPYRIGHT NOTICES............................................4
         3.9      SOFTWARE LICENSE TERMS.......................................4

PROGRAM MAINTENANCE AND SUPPORT................................................4
         4.1      MAINTENANCE AND SUPPORT......................................4
         4.2      TECHNICAL ASSISTANCE AND TRAINING............................4
         4.3      NEW HP PRODUCTS..............................................4
         4.4      HP PROPOSED ENHANCEMENTS.....................................4
         4.5      ESCROW AGREEMENT.............................................5

PAYMENT .......................................................................5
         5.1      PAYMENT......................................................5
         5.2      AUDIT........................................................5
         5.3      FEE WARRANTY.................................................5
         5.4      TAXES........................................................5

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6.       WARRANTY AND INTELLECTUAL PROPERTY PROTECTION.........................5
         6.1      GENERAL WARRANTY.............................................6
         6.2      PROGRAM WARRANTY.............................................6
         6.3      YEAR 2000 COMPLIANCE WARRANTY................................6
         6.4      NO INFRINGEMENT..............................................6
         6.5      INTELLECTUAL PROPERTY PROTECTION.............................6
         6.6      WARRANTY DISCLAIMER..........................................7

TERM AND TERMINATION...........................................................7
         7.1      TERM.........................................................7
         7.2      TERMINATION FOR BREACH.......................................7
         7.3      EFFECT OF TERMINATION........................................7
         7.4      SURVIVAL.....................................................8

LIMITATION OF LIABILITY........................................................8

CONFIDENTIAL INFORMATION.......................................................8
         9.1      THE PROGRAM..................................................8
         9.2      CONFIDENTIAL INFORMATION.....................................8
         9.3      PROTECTION OF CONFIDENTIAL INFORMATION.......................8

MISCELLANEOUS CLAUSES..........................................................9
         10.1     NOTICES......................................................9
         10.2     EXHIBITS.....................................................9
         10.3     INDEPENDENT CONTRACTORS......................................9
         10.4     ASSIGNMENT...................................................9
         10.5     NO WAIVER....................................................9
         10.6     EXPORT CONTROL...............................................9
         10.7     DEFINITION OF DAYS..........................................10
         10.8     HEADINGS....................................................10
         10.9     NO PUBLICATION..............................................10
         10.10    SEVERABILITY................................................10
         10.11    NON-RESTRICTIVE RELATIONSHIP................................10
         10.12    ENTIRE AGREEMENT............................................10
         10.13    GOVERNING LAW...............................................10
         10.14    COUNTERPARTS................................................10

EXHIBIT A
         LICENSED PROGRAM.....................................................12

EXHIBIT B         PRICING.....................................................13

EXHIBIT C-1
         MAINTENANCE AND SUPPORT..............................................14

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EXHIBIT C-2
         MAINTENANCE AND SUPPORT..............................................16

EXHIBIT D

         ACCOUNT/RELATIONSHIP MANAGERS........................................31
         DESIGNATED RECIPIENT FOR NOTICE......................................31

EXHIBIT E         ESCROW AGREEMENT............................................32


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                       BUNDLED SOFTWARE LICENSE AGREEMENT

THIS BUNDLED SOFTWARE LICENSE AGREEMENT (this "Agreement") is made as of 1 November 2004 by and between HEWLETT-PACKARD COMPANY, a Delaware Corporation and its Subsidiaries, divisions and affiliates ("HP"), and TurboWorx, Inc., a Connecticut corporation ("Licensor").

         The parties hereby agree as follows:

1.       DEFINITIONS

         1.1. "PROGRAM" means Licensor's software program(s) listed and described in EXHIBIT A hereto, including all Enhancements and localized versions thereto as further set forth below.

         1.2. "ENHANCEMENTS" mean all bug fixes, error corrections, updates, modifications, new features, new functionalities, upgrades or versions of the Program or Documentation.

         1.3. "DOCUMENTATION" means the manuals and other documentation that Licensor ordinarily makes available with a Program and any other documentation and information regarding the Program which HP reasonably requests for evaluation and use of the Program as contemplated herein, including those items listed and described in EXHIBIT A hereto.

         1.4. "COMPLETE COPY" of a Program includes (i) a master copy of the Program in object code form (as specified on EXHIBIT A hereto) on the media described on EXHIBIT A that satisfies all functional specifications set forth in the Documentation, and
                  (ii) all Documentation and technical manuals for the Program in the form(s) and on the media described in EXHIBIT A.

         1.5. "HP PRODUCT(S)" means any HP product, in all its supported configurations and with all associated peripherals.

         1.6. "SUBSIDIARIES" will mean an entity controlled by or under common control with a party to this Agreement, through ownership or control of more than fifty percent (50% ) of the voting power of the shares or other means of ownership or control, provided that such control continues to exist.

2.       DELIVERY AND ACCEPTANCE

         2.1. DELIVERY. Licensor agrees to deliver to HP a Complete Copy of each Program listed in EXHIBIT A no later than ten (10) days after the execution of this

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                  Agreement.

         2.2. ACCEPTANCE. HP will have thirty (30) days from the date of receipt of a Complete Copy of the Program to evaluate the Program for conformity with specifications, and either accept, return for rework, or reject the Program. HP will be entitled to test and evaluate any Program by whatever means it deems appropriate consistent with Licensor's rights in the Program, and Licensor hereby grants to HP any licenses necessary for HP to perform its evaluation. Such licenses will include the right of HP to use third party subcontractors to achieve the foregoing. If HP returns a Program for rework, Licensor agrees to correct the listed defects and resubmit the Program for re-evaluation under the same acceptance procedure. In the event HP rejects a Program, it will give Licensor written notice of rejection stating the reasons for its unacceptability, and this Agreement will terminate with respect to that Program. No payment will be payable to Licensor unless the Program has been accepted by HP in writing or HP fails to reject the Program within such 30-day period.

         2.3. ENHANCEMENTS. Licensor agrees to deliver to HP a Complete Copy of any Enhancement within five (5) days of its release to manufacturing by Licensor. HP will have the right to test and evaluate the Enhancement under the acceptance procedure described above.

3.       RIGHTS GRANTED AND RESTRICTIONS

         3.1. LICENSE TO THE PROGRAM. Licensor hereby grants to HP, under Licensor's intellectual property rights, a non-exclusive, worldwide license to use, reproduce, display, distribute, import and disclose the Program in object code format for use in conjunction with an HP Product. Such use limitation will not apply in the case of Enhancements for distribution to customers for support and maintenance purposes. Such license will include the right of HP to sublicense distributors, resellers, and other third parties to achieve the foregoing.

         3.2. LICENSE TO THE DOCUMENTATION. Licensor hereby grants to HP, under Licensor's intellectual property rights, a non-exclusive, worldwide license to use, reproduce, display, translate, import, disclose, distribute, modify and prepare derivative works or compilations of: (a) the Documentation; and (b) modifications, derivative works and compilations based upon the Documentation for use with a Program. These rights are exercisable in any medium. Such license will include the right of HP to sublicense distributors, resellers, and other third parties to achieve the foregoing. The right to modify and prepare derivative works and compilations is granted solely for the purposes of combining Documentation of more than one program, condensing Documentation, and formatting and preparing Documentation for user accessibility.

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         3.3.     LICENSE TO PHOTOGRAPH (MARKETING MATERIALS). Licensor hereby grants to HP, under Licensor's intellectual property rights, a non-exclusive, worldwide license to capture visual images of the Program screen displays and packaging, the Documentation and the CD-ROM, if any, and to use, reproduce, display, perform, distribute, import and modify such photographs and modifications and images solely in connection with HP's marketing and support of the Program and training with respect to the Program. Such license will include the right of HP to sublicense distributors, resellers, and other third parties to achieve the foregoing.

         3.4. RESTRICTIONS. HP will not disassemble or otherwise modify any Program without written authorization from Licensor, except as necessary to ascertain interfaces or as permitted by law.

         3.5.     Localized Versions.

                  3.5.1. The licenses granted hereunder with respect to the Program and associated Documentation will include all localized versions thereof available from Licensor. Upon the request of HP, Licensor agrees to localize the Program for additional countries upon a schedule to be agreed upon in good faith by the parties.

                  3.5.2. In the event that Licensor fails to make commercially available such a localized version of the Program under the schedule agreed upon, then Licensor hereby grants to HP, on terms to be reasonably agreed upon in good faith; a non-exclusive license to modify the Program in order to localize the Program; and the exclusive, worldwide right to use, reproduce, display and distribute such localized versions developed by HP, in object code form, to end users directly or through HP's third party channels of distribution. HP may subcontract its localization efforts, subject to confidentiality restrictions reasonably satisfactory to Licensor. Under such license, Licensor will provide HP with reasonable technical assistance, all necessary source code of the Program and any related compilers, utilities, listings or other materials necessary for HP to create a localized version of the Program, which source code HP agrees to treat as Confidential Information of Licensor under Section 10 herein for a period of ten (10) years from the date of receipt.

         3.6. TRADEMARKS. Neither party is granted any ownership in or license to the trademarks, marks or trade names (collectively, "Marks") of the other party. Notwithstanding the foregoing, Licensor acknowledges that HP may use Licensor's name and the name of the Program in the course of marketing and distributing such Program as bundled with the HP Product.

         3.7. OWNERSHIP. Subject to the rights and licenses granted to HP hereunder, Licensor

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                  retains all right, title and interest in the Programs and
                  Documentation, including all copyrights.

         3.8. COPYRIGHT NOTICES. HP agrees that it will not remove any copyright notices, proprietary markings, trademarks or tradenames of Licensor from the Program or Documentation. Licensor and HP agree that a second HP copyright notice in HP's standard copyright notice form may be added to any authorized HP modification.

         3.9. SOFTWARE LICENSE TERMS. HP will be entitled to use its then current standard form software license terms for marketing and licensing the Programs under this Agreement.

4.       PROGRAM MAINTENANCE AND SUPPORT

         4.1.     Maintenance and Support.

                  4.1.1. Licensor agrees to provide HP and its customers with ongoing maintenance and support for the Program as set forth in EXHIBIT C hereto. Licensor agrees to maintain such number of qualified personnel as is necessary to provide such timely and knowledgeable maintenance and support service.

                  4.1.2. Notwithstanding any termination of this Agreement, Licensor agrees to maintain and support the Program distributed by HP for at least five (5) years after such Program is last made available to HP for distribution hereunder.

         4.2. TECHNICAL ASSISTANCE AND TRAINING. Licensor agrees to provide to HP such technical assistance and training to HP personnel as may be reasonably requested in order for HP to use, copy and distribute the Program as contemplated herein.

         4.3. NEW HP PRODUCTS. The parties intend that during the term of this Agreement, the Program will be compatible with future releases and revisions of the HP Products, including new or revised versions of the operating systems for the HP Products, provided that such new HP Products support the Program. Upon request by HP, Licensor agrees to use its best efforts to provide HP, at no additional charge, with the Program adapted for use with such new HP Products within ninety (90) days after notification from HP, provided that HP makes available to Licensor such hardware and software reasonably necessary for Licensor to develop and qualify such adapted Program.

         4.4. HP PROPOSED ENHANCEMENTS. HP may from time to time request significant functionality enhancements to a Program. If Licensor, in its sole and absolute discretion, agrees to develop any such enhancements, the parties will enter into a

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                  mutually agreeable written enhancement proposal setting forth the terms and conditions of the development of such enhancements, which may provide for additional payments by HP to Licensor. The fee for any such enhancements will be at the rates Licensor charges its most favored customers for similar work. Prior to commencing work, Licensor will provide HP with a written estimate of the total fee for the proposed enhancement and the final fee will not exceed the estimate by more than fifteen percent (15%) unless mutually agreed to by HP and Licensor in writing.

         4.5. ESCROW AGREEMENT. At HP's request, Licensor agrees to enter into a source code escrow agreement, substantially in the form attached hereto as EXHIBIT E, with HP and an independent escrow agent as may be mutually agreed upon. HP and Licensor agree to share equally in the escrow fees payable to maintain such escrow account.

5.       PAYMENT

         5.1.     PAYMENT. HP agrees to pay Licensor according to EXHIBIT B.

         5.2. AUDIT. Upon fifteen (15) days prior written notice to HP, Licensor may, at its own expense, appoint a nationally recognized independent auditor, to whom HP has no reasonable objection, to audit and examine such records at HP's offices during normal business hours, solely for the purpose of confirming the accuracy of royalty payments hereunder. Such audit may be made no more often than once every twelve (12) calendar month period. In the event that an audit reveals an overpayment by HP, Licensor agrees to promptly refund or credit HP for such overpaid amount. In the event that such audit reveals an underpayment by HP, HP agrees to promptly pay Licensor the amount of such underpayment. This right of audit will be subject to Licensor's auditor executing HP's standard Confidential Disclosure Agreement.

         5.3. FEE WARRANTY. Licensor warrants that the amounts payable hereunder by HP are no greater than those for any other licensee for similar quantities of those software programs on similar non-HP hardware that correspond to the Program under this Agreement, and Licensor agrees to retroactively pass on to HP the lowest rate or price it has given to any other licensee, commencing effectively on the date it so grants the lower rate or price to any other licensee.

         5.4. TAXES. Licensor will be solely responsible for taxes on amounts paid to Licensor by HP under this Agreement, including all state and local use, sales, withholding, property (ad valorem) and similar taxes.

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6.       WARRANTY AND INTELLECTUAL PROPERTY PROTECTION

         6.1. GENERAL WARRANTY. Licensor warrants that it has full power and authority to grant HP the rights granted herein and that each Program and accompanying Documentation are free of any and all restrictions, settlements, judgments or adverse claims.

         6.2. PROGRAM WARRANTY. Licensor warrants that the Program referred to herein will operate in accordance with and substantially conform to the Documentation, manuals, any specifications provided or agreed to, and any relevant data sheet or promotional literature distributed by Licensor.

         6.3. YEAR 2000 COMPLIANCE WARRANTY. Licensor warrants that all Programs will be "Year 2000 Compliant." Year 2000 Compliant Programs will perform without error, loss of data, or loss of functionality on account of any inability to process, calculate, compare or sequence date data accurately. In addition, Year 2000 Compliant Programs will not cause any HP Products in which they may be used to fail in any of the ways described above. This Year 2000 Compliance warranty will remain in effect through December 31, 2000, notwithstanding any other warranty period specified in this Agreement.

         6.4. NO INFRINGEMENT. Licensor warrants that the Program, accompanying Documentation, trademarks, copyrights and trade names referred to in this Agreement do not violate or infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party and that Licensor is not aware of any facts upon which such a claim for infringement could be based. Licensor will promptly notify HP if it becomes aware of any claim or any facts upon which a claim could be based.

         6.5.     Intellectual Property Protection.

                  6.5.1. Licensor will, at HP's option, defend and hold harmless HP, its subsidiaries, and customers from any claim, suit, or proceeding alleging that the Program, or any combination of the Program with an HP Product, or any documentation, or any part thereof, or any product provided as part of Licensor's support services furnished by Licensor under this Agreement constitutes an infringement of any third party's patent, copyright, trademark, trade name, other proprietary right, or unauthorized trade secret use. Licensor agrees to pay all damages and costs awarded with respect to such claim or agreed to in any settlement of that claim.

                  6.5.2. In case any Program or Documentation or any part thereof in such suit is held to constitute an infringement and its use is enjoined, Licensor will, at its own expense and at its option (i) procure for HP and its customers the right to continue use, or
                           (ii) if applicable, replace the same with a noninfringing program and documentation of equivalent function and

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                           performance, or (iii) modify them so they become
                           noninfringing without detracting from function or performance.

                  6.5.3. HP will give Licensor prompt notice of any such claim or action, and will give Licensor the authority, information, and reasonable assistance (at Licensor's expense) necessary to defend. If Licensor does not diligently pursue resolution of the claim nor provide HP with reasonable assurances that it will diligently pursue resolution, then HP may, without in any way limiting its other rights and remedies, defend the claim.

                  6.5.4. Notwithstanding the foregoing, Licensor will have no responsibility for claims arising solely and directly from (i) unauthorized modifications of the Program made by HP if such claim would not have arisen but for such modifications, or (ii) unauthorized combination or use of the Program with products not contemplated herein if such claim would not have arisen but for such combination or use.

                  6.5.5. THIS SECTION 6.5 STATES THE ENTIRE LIABILITY OF LICENSOR WITH RESPECT TO ANY CLAIM OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS BY THE PROGRAMS OR DOCUMENTATION.

         6.6. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, LICENSOR MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING THE PROGRAM, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

7.       TERM AND TERMINATION

         7.1. TERM. Unless otherwise terminated earlier under this Section 7, this Agreement will commence as of the date first set forth above, and will continue for 12 months thereafter. This Agreement will renew automatically for additional one (1) year periods unless written notice is given by one party to the other as to its intention not to renew this Agreement at least sixty (60) days prior to the end of the initial or any subsequent term.

         7.2. TERMINATION FOR BREACH. Either party may terminate this Agreement by written notice to the other party if the other party breaches any material provision of this Agreement and such breach is not cured within thirty (30) days after written notice thereof is received by the breaching party.

         7.3. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, all licenses granted to end users for use of the Program will survive.

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         7.4.     SURVIVAL. Notwithstanding any termination of this Agreement, the provisions of this Agreement regarding support, warranty, indemnification, limitation of liability. confidentiality, effect of termination and the miscellaneous provisions will survive.

8.       LIMITATION OF LIABILITY

         TO THE FULLEST EXTENT PERMITTED BY LAW, UNLESS EXPRESSLY PROVIDED OTHERWISE UNDER THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES OF THE OTHER (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS) ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS OR OBJECTIVES OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE ABOVE, LICENSOR WILL BE RESPONSIBLE FOR ANY DAMAGES OF ANY KIND INCLUDED IN AN AWARD OR SETTLEMENT OF A THIRD PARTY CLAIM UNDER SECTION 6.5 ABOVE.

9.       CONFIDENTIAL INFORMATION

         9.1. THE PROGRAM. The Program in object code form and related Documentation provided to HP hereunder are deemed non-confidential, and HP is not under any obligation to Licensor to restrict access to or use of such Programs in object code form or related Documentation, provided HP complies with the terms of this Agreement.

         9.2. CONFIDENTIAL INFORMATION. During the term of this Agreement, either party may receive or have access to technical information, including without limitation source code, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential and which is marked as confidential at the time of disclosure or which, if disclosed orally, is identified as confidential at the time of disclosure and is followed within thirty (30) days of disclosure with a written memorandum so stating to the receiving party's Designated Recipient for Notice ("Confidential Information"). Confidential Information will be used by only those employees of the receiving party who have a need to know such information for purposes related to this Agreement.

         9.3. PROTECTION OF CONFIDENTIAL INFORMATION. The receiving party will protect any such Confidential Information of the disclosing party from unauthorized disclosure to third parties with the same degree of care as the receiving party uses for its own similar information for a period of three (3) years from the date of disclosure, unless otherwise provided in this Agreement. The foregoing restriction will not

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                  apply to any information which is (i) already known by the receiving party prior to disclosure, (ii) independently developed by the receiving party prior to or independent of the disclosure, (iii) publicly available, (iv) rightfully received from a third party without a duty of confidentiality,
                  (v) disclosed under operation of law, or (vi) disclosed by the receiving party with the disclosing party's prior written approval.

10.      MISCELLANEOUS CLAUSES

         10.1. NOTICES. All notices to be given under this Agreement must be in writing addressed to the receiving party's designated recipient specified in EXHIBIT D. Notices are validly given upon the earlier of confirmed receipt by the receiving party or three days after dispatch by courier or certified mail, postage prepaid, properly addressed to the receiving party. Notices may also be delivered by telefax and will be validly given upon oral or written confirmation of receipt. Either party may change its address for purposes of notice by giving notice to the other party in accordance with these provisions.

         10.2. EXHIBITS. Each Exhibit attached to this Agreement is deemed a part of this Agreement and incorporated herein wherever reference to it is made.

         10.3. INDEPENDENT CONTRACTORS. The relationship of the parties established under this Agreement is that of independent contractors and neither party is a partner, employee, agent or joint venturer of or with the other.

         10.4. ASSIGNMENT. Neither this Agreement nor any part hereof may be assigned by either party without the other party's prior written consent, and any attempted assignment is void. Any merger, reorganization, transfer of substantially all assets of a party, or other change in control or ownership will be considered an assignment for the purposes of this Agreement.]

         10.5. NO WAIVER. The waiver of any term, condition, or provision of this Agreement must be in writing and signed by an authorized representative of the waiving party. Any such waiver will not be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

         10.6. EXPORT CONTROL. The parties agree to comply with all applicable United States laws and regulations which may govern the export of Program abroad, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce.

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         10.7.    DEFINITION OF DAYS. All references in this Agreement to "days"
                  will, unless otherwise specified herein, mean calendar days.

         10.8. HEADINGS. The Section headings used in this Agreement are for convenience of reference only. They will not limit or extend the meaning of any provision of this Agreement, and will not be relevant in interpreting any provision of this Agreement.

         10.9. NO PUBLICATION. Neither party may publicize or disclose to any third party, without the written consent of the other party, the terms of this Agreement. Without limiting the generality of the foregoing sentence, no press releases may be made without the mutual written consent of each party.

         10.10. SEVERABILITY. If any provision in this Agreement is held invalid or unenforceable by a body of competent jurisdiction, such provision will be construed, limited or, if necessary, severed to the extent necessary to eliminate such invalidity or unenforceability. The parties agree to negotiate in good faith a valid, enforceable substitute provision that most nearly effects the parties' original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added. The other provisions of this Agreement will remain in full force and effect.

         10.11. NON-RESTRICTIVE RELATIONSHIP. Nothing in this Agreement will be construed to preclude HP from independently developing, acquiring or marketing computer software packages which may perform the same or similar functions as those software packages provided by Licensor.

         10.12. ENTIRE AGREEMENT. This Agreement comprises the entire understanding between the parties with respect to its subject matters and supersedes any previous communications, representations, or agreements, whether oral or written. For purposes of construction, this Agreement will be deemed to have been drafted by both parties. No modification of this Agreement will be binding on either party unless in writing and signed by an authorized representative of each party.

         10.13. GOVERNING LAW. This Agreement will be governed in all respects by the laws of California without reference to any choice of laws provisions.

         10.14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original.

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Agreed:

HEWLETT-PACKARD COMPANY                    LICENSOR

By:                                        By:
   -------------------------------------      ----------------------------------


Print Name:                                 Print Name: Andrew H. Sherman, Ph.D.
           -----------------------------                ------------------------

Title:                                      Title: VP OPERATIONS & CTO
      ----------------------------------           -----------------------------


EXHIBITS:

Exhibit A         -        Description of Program and Documentation
                  -        Form and Media of Program and Documentation

Exhibit B         -        Pricing

Exhibit C         -        Maintenance and Support

Exhibit D         -        Relationship and Account Managers
                  -        Designated Recipient for Notice

Exhibit E         -        Escrow Agreement

                                    EXHIBIT A

                                LICENSED PROGRAM

DESCRIPTION OF PROGRAM AND DOCUMENTATION

Product description and Documentation

         o TurboWorx Enterprise is the end-to-end solution to create, manage, and accelerate high performance computing applications and workflows in large, heterogeneous networks, grids, and clusters.
                  Documentation:
                  TURBOWORX ENTERPRISE SYSTEM ADMINISTRATOR'S GUIDE
                  TURBOWORX ENTERPRISE API GUIDE

         o TurboWorx Builder is the component and workflow development environment for TURBOWORX ENTERPRISE.
                  Documentation:
                  On-line help system
                  TURBOWORX BUILDER USER'S GUIDE
                  TURBOWORX BUILDER QUICKSTART

         o TurboWorx ClusterManager is a distributed resource manager to accelerate applications, automate the scheduling and processing of data and applications across the cluster, and monitor and report events to improve cluster management.
                  Documentation:
                  TURBOWORX CLUSTERMANAGER USER'S GUIDE

FORM AND MEDIA FOR PROGRAM AND DOCUMENTATION

         PROGRAM FORM/MEDIA:  CD

         DOCUMENTATION FORM/MEDIA:  CD & Hard Copy

                                    EXHIBIT B

                                     PRICING

                                   EXHIBIT C-1

                             MAINTENANCE AND SUPPORT

Licensor will provide at a minimum the following maintenance and support with respect to the Programs:

A. Take appropriate corrective action on any defect report it receives in accordance with the schedule below and provide HP with the necessary data or software to allow HP to distribute the solution to end users. Error classification is determined by HP.

B. Maintain a telephone number and technician to receive calls during normal business hours concerning problems and questions, including receiving calls from HP customers forwarded by HP.

C. Provide prompt notification and assistance in the event Licensor determines a problem exists.

D. Provide normal evolutionary enhancements and updates, including instructions for implementation.

E. Provide a designated, knowledgeable support contact for providing technical support, who may be changed by written notice.

In order to provide adequate maintenance and support to HP and HP's customers, Licensor agrees to maintain at its site the appropriate HP Product to reproduce and resolve Program problems occurring on such HP Product. Licensor agrees to provide the above maintenance and support to the relevant HP personnel as may be designated from time to time.

In the event that HP desires to make available maintenance and support of the Programs directly to its customers, Licensor agrees to negotiate in good faith with HP to achieve the foregoing, whether by providing source code rights to HP, back-up support, or other arrangements as may be agreed upon.

    ============================================================================

                          Error          Initial Response   Resolution Response
      Error Level     Classification           Time                Time
    ============================================================================

           1        Critical           4 hours             24 hours
    ----------------------------------------------------------------------------

           2        Severe             12 hours            48 hours
    ----------------------------------------------------------------------------

           3        Medium             24 hours            7 days
    ----------------------------------------------------------------------------

           4        Low                24 hours            Next Release
    ============================================================================

"Initial Response Time" is the time for a return call from ISV to HP to acknowledge the defect and to estimate the time for delivery of the resolution.

"Resolution   Response   Time"  is  the   documented   fix  that  restores  full
functionality to the customer.

Critical: The customer experiences real or perceived data loss or corruption or an essential part of the system is unusable for the customer. Unusable means that customers can't or won't use an essential part of the system because of its design or a defect. Essential parts of the system are those that customers need to use the system effectively.

Severe: The customers effectiveness is severely compromised for an essential part of the system although all essential parts of the system can be used. This can be measured by comparison to customers expectations, previous products, previous releases of the same product or quality objectives established for the product or system. Effectiveness refers to the customer's productivity and satisfaction with the work process provided by the system. Satisfaction with the work process includes concerns such as unpleasant or frustrating processes that affect the system's fitness for use.

Medium: The customers effectiveness is compromised, though not severely. All essential parts of the system can be used. This classification is appropriate for all parts of the system, essential or otherwise.

Low: The customer can circumvent the problem and use the system with only slight inconvenience.

                                   EXHIBIT C-2

                            MAINTENANCE AND SUPPORT

1.       GENERAL TERMS

         1.1. SCOPE. Licensor will provide maintenance and support services to HP as specified in these Support Terms to allow the parties to provide effective service to end user customers of the Programs ("Customers"). Unless otherwise agreed, HP will serve as the primary support contact with Customers and as liaison between Customers and Licensor, when required, with respect to the coordination of support. The obligations of each party are specified below.

         1.2. DEFINITIONS. The following capitalized terms will have these meanings when used in these Support Terms:

                  1.2.1. "ACTION PLAN" means the initial plan to be created and implemented by Licensor in response to an HP Problem Resolution or Escalation request. At a minimum, the Action Plan must contain the following:

                           a.       Problem Statement;

                           b. List of all key HP, Licensor and Customer contacts and their managers;

                           c.       Actions to be taken;

                           d.       Purpose and desired  result for each action;


                           e.       Expected    completion    time;    and

                           f. Contingencies or alternatives if desired results are not achieved.

                  1.2.2. "ESCALATION" is the process described in ARTICLE 4 below through which HP declares that a Customer situation requires immediate action. Under this process, the nature and severity of the problem is raised in each party's organization and additional resources are allocated as specified in these Support Terms toward solving the problem.

                  1.2.3. "EXTENDED COVERAGE" means availability to perform support services outside of Standard Coverage, including maintaining a resource available through a pager number for HP to use in the event such services are required.

                  1.2.4. "FIX" means a change in a Program that removes a problem in that product. A Fix must be designed and tested so that it can be distributed to all Customers. A Fix may be temporary or permanent. A temporary Fix may be a patch or bug fix that temporarily modifies a Program or any software in the product without rebuilding that product. A permanent Fix provides a permanent solution to the problem, agreed upon by both HP and the Licensor.

                  1.2.5. "PARTS" means replacement parts, components, consumables or other products that are provided by Licensor to repair Programs or as additions to Programs.

                  1.2.6.   "PROBLEM  RESOLUTION"  is the  process  described  in
                           ARTICLE 3 below through which HP submits a Service Request to notify Licensor when a problem (such as a fault or defect) is suspected in a Program. Under this process, HP confirms the problem diagnosis with Licensor, and the parties cooperate to resolve the problem to the Customer's satisfaction.

                  1.2.7. "SERVICE REQUEST" means a request for corrective action on a problem suspected in a Program or a problem that HP, after analysis, is not able to correct satisfactorily through Technical Assistance.

                  1.2.8. "SUPPORT INFORMATION" means Program Service Information and a Knowledge Data Base of known problems related to Licensor's support of Programs as further described in APPENDIX IV to these Support Terms

                  1.2.9. "STANDARD COVERAGE" means availability to perform the services described in these Support Terms Monday through Friday, excluding Licensor's local national holidays, from 8:00 a.m. to 5:30 p.m. in the Licensor's time zone.

                  1.2.10. "STATUS UPDATE" means Licensor's summary of the problem, describing the possible cause and the incremental work to be performed to reach resolution, including the Action Plan and the availability date of a Fix.

                  1.2.11.  "TECHNICAL  ASSISTANCE"  is the process  described in
                           ARTICLE 2 below through which HP obtains assistance from Licensor in the support of Customers. Technical Assistance includes the exchange of information, such as product configuration, product operation, or other necessary answers or assistance to support questions.

                  1.2.12. "TRACKING SYSTEM" means an electronic database to be maintained by the parties for updating and communicating information pertaining to Service Requests, Technical Assistance, Problem Resolution and Escalation. The particular type of Tracking System will be mutually determined, as more particularly described in SECTION 1.7 below.

                  1.2.13. "WORKAROUND" means a temporary solution or temporary Fix that restores operational capability for the Program, without severely compromising the performance of that product, until a permanent Fix is available. A

                           Workaround can be a change in the configuration or a change in Customer documentation.

         1.3. GENERAL OBLIGATIONS. Each party agrees to the following general terms:

                  1.3.1. For each Program, Licensor will develop a product support plan incorporating HP's support planning processes and support recommendations.

                  1.3.2.   Unless  expressly   authorized  under  these  Support
                           Terms, neither party will commit resources of the other to Customers.

                  1.3.3. Both parties will provide such information to each other as is needed to implement these Support Terms, subject to the confidentiality and licensing provisions of this Agreement. Unless otherwise specified, all such information will be used by the other party solely for its internal use to fulfill its obligations under these Support Terms.

                  1.3.4. When either party makes changes to its support policies and procedures that may affect its ability to support Customers or the other party under these terms, the party making the changes will inform the other party's Strategic Support Contact listed in
                           SECTION 1.5 below of such changes in accordance with the procedures described in these Support Terms.

                  1.3.5. Nothing in these Support Terms permits either party to represent itself as certified or authorized by the other party to maintain or repair the other party's products. However, nothing in these Support Terms prohibits either party from independently supporting the other party's products; provided that each party acknowledges that, except as expressly granted hereunder or in the OEM Agreement, no licenses are granted to the other to use that party's confidential technical information or other intellectual property.

         1.4.     STRATEGIC AND TECHNICAL SUPPORT CONTACTS.

                  Licensor and HP have each designated in APPENDIX I a Strategic Support Contact and a Technical Support Contact. The Strategic Support Contacts will be the focal points for general relationship and process issues and will be responsible for managing the overall relationship of the parties. The Technical Support Contacts will be the focal points for Customer technical issues, including Technical Assistance, Problem Resolution and Escalation. Technical and Strategic Support Contacts may be changed at any time upon written notice to the other party.

         1.5. STATUS REVIEW MEETINGS. Licensor and HP Strategic Support Contacts or their designees will meet on a regular basis for the purpose of reviewing the effectiveness of their support relationship, suggesting changes, implementing improvements and sharing technical information. Meetings will take place at least [quarterly] in the first year of the Agreement, and at least annually thereafter.

         1.6. COMMUNICATIONS BETWEEN PARTIES. Any support-related communications required or permitted to be given under these Support Terms will be made by telephone or by electronic mail ("e-mail") to the appropriate contact, provided that any e-mail messages must conform to the terms and conditions specified in the HP EDI Exhibit attached hereto as APPENDIX II.

         1.7. PROBLEM TRACKING SYSTEM. The parties agree to implement and maintain a problem tracking database (the "Tracking System") for inputting, accessing and updating information on Service Requests, Technical Assistance, Problem Resolution and Escalation. The particular requirements for maintaining this Tracking System for each type of support are described in the Articles below. The Tracking System may be maintained by Licensor at its site with HP permitted read-only access at no cost. Alternatively, HP may designate a specific HP Tracking System for use by HP and Licensor to maintain and track required information. If an HP Tracking System is used, Licensor will have electronic access to information at no cost, subject to HP standard access and confidentiality requirements specified in the EDI Exhibit.

         1.8. RESPONSE TIMES. Licensor agrees to respond to HP requests for Technical Assistance, Problem Resolution and Escalation as soon as possible after receipt of the request, but in no event later than the response times specified in APPENDIX III to these Support Terms, in accordance with the problem classification listings in that Appendix.

2.       TECHNICAL ASSISTANCE

         2.1.     HP REQUEST FOR TECHNICAL ASSISTANCE.

                  2.1.1. When making a request for Technical Assistance, HP will provide the following information to Licensor:
                           (a) description of the situation; (b) the HP assigned call classification identification number; and (c) the call back phone number if different from the Technical Support Contact phone number listed above.

                  2.1.2. When HP requests Technical Assistance during Standard Coverage hours, the Licensor's Technical Support Contact must be available on the dedicated telephone number established by the Licensor for HP.

                  2.1.3. Technical Assistance to HP during Extended Coverage hours will be made, when possible, by prior arrangement, except in the case of an Escalation. During an Escalation, if an HP field engineer is on-site or immediate

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

                           assistance is needed by HP or HP's Customer, Licensor will return a call to HP within thirty (30) minutes of receipt of such call.

                  2.1.4. Licensor will take all necessary steps to resolve the Technical Assistance request and provide HP with the resolution and all available information as soon as it is available but no later than the response times specified in APPENDIX III.

         2.2.     TECHNICAL ASSISTANCE RECORDS.

                  2.2.1. Licensor will keep a record of all Technical Assistance requests in the Tracking System and update their current status. As soon as possible after final resolution, Licensor will input a detailed description of the Technical Assistance request and resolution in the Tracking System.

                  2.2.2. Technical Assistance records will include, at a minimum, the following information:

                           a. HP call identification number and Licensor call tracking number.

                           b.       Time and date of initial call.

                           c.       Names of call participants.

                           d. Times and dates of subsequent calls to Customer or HP.

                           e. Model, version and serial number of Programs involved.

                           f. Steps taken to diagnose and remedy the problem.

                           g. Any Action Plan required for follow-up or resolution.

                           h.       Date and time of resolution.

         2.3. CLOSING TECHNICAL ASSISTANCE REQUEST. After a Technical Assistance request is resolved and the resolution information is communicated to HP and documented in the Tracking System, HP will contact Licensor to close the request.

3.       PROBLEM RESOLUTION

         3.1.     REQUESTING PROBLEM RESOLUTION SERVICE.

                  3.1.1. HP will receive defect reports, inquiries and problem calls about Programs from HP's Customers. If HP is unable to resolve a problem after Technical Assistance and after reasonable efforts, HP may provide Licensor with a Service Request.

                  3.1.2. When making a Service Request, HP will provide the following information in addition to the information required when requesting Technical Assistance listed in SECTION 2.2.2 above:

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

                           a.       HP Service Request number.

                           b.       Problem description.

                           c. Description of diagnostic work performed and data collected by HP.

                           d. Action being requested (e.g. remedying or assisting in isolating the fault)

                           e.       Problem   classification   pursuant  to  the
                                    definitions in APPENDIX III.

         3.2.     PROBLEM RESOLUTION PROCESS.

                  3.2.1. After Licensor receives a Service Request, it will acknowledge receipt and then confirm HP's diagnosis of the problem, including reproducing the problem at Licensor's facility. Licensor will take appropriate corrective action on the Service Request to resolve the problem as soon as possible, but in no event later than the response times specified in APPENDIX III, according to the classification of the problem.

                  3.2.2. In the event that neither HP nor Licensor is able to isolate and resolve a Critical or Serious situation, HP may require that Licensor dial into the Customer's system directly or send a qualified engineer to the Customer site to assist HP in analyzing and troubleshooting the problem. Licensor will provide any necessary diagnostic tools to troubleshoot the problem on site.

                  3.2.3. Licensor will provide an Action Plan within the response times listed in APPENDIX III, based on HP's classification of the problem. An Action Plan may require Licensor to: (a) reprioritize its other activities in order to meet the commitment to solve a Customer problem; (b) increase resources to address the problem; (c) remote dial into a Customer system for direct observation; or (d) deploy engineers on-site.

                  3.2.4. Licensor will notify HP upon resolution of the problem or upon the availability of a Fix or
                           Workaround. If a permanent resolution cannot be achieved within the response times specified in APPENDIX III, Licensor will notify HP of any modification to the original Action Plan and the anticipated availability of a permanent problem resolution. However, any permanent resolution outside the response times specified in APPENDIX III must be approved by HP.

                  3.2.5. Licensor will enter in the Tracking System all Status Updates, Action Plans and other communications requested by HP's Technical Support Contact. Licensor will provide Status Updates to HP at least every two
                           (2) days or upon request until resolution of the Service Request. Licensor may request additional information from the HP Technical Support Contact in order to meet the response times specified in APPENDIX A.

         3.3.     PROBLEM RESOLUTION RECORDS.

                  3.3.1. Licensor will keep records of all Service Requests in the Tracking System and update their current status. Licensor will also be responsible for accessing, reviewing, and updating defect information related to the Programs.

                  3.3.2. Escalation records will include, at a minimum, the items listed in SECTIONS 2.2.2 AND 3.1.2 above along with the following information:

                           a.       Summary of the problem as finally diagnosed.

                           b.       Detailed   description  of  the  causes  and
                                    symptoms.

                           c.       Actions taken to resolve the situation.

                           d. Time and date of Problem Resolution request and final resolution.

                           e.       Likelihood   of   problem    recurring   and
                                    recommended   action   in  the  event  of  a
                                    recurrence.

                           f. Licensor and HP Service Request numbers for cross reference purposes.

                           g. Fix or Workaround implemented and how and when available.

                           h.       Tests performed on the Fix or Workaround.

                           i. If only temporary Fix or Workaround is available, the Action Plan for permanent Fix.

         3.4.     CLOSING PROBLEM RESOLUTION REQUEST.

                  3.4.1. Licensor will contact HP within one hour following resolution to notify HP that the problem has been resolved and that full resolution information is documented in the Tracking System.

                  3.4.2. After problem resolution has been communicated to HP and verified by agreement of HP and the Customer, HP will notify Licensor that HP is closing the Problem Resolution and Service Request.

4.       ESCALATION

         4.1.     REQUESTING AN ESCALATION.

                  4.1.1. If HP determines that additional attention and extra resources from the Licensor are needed to resolve a Customer situation or to assist an HP engineer on-site, HP may request an Escalation. Licensor will cooperate with HP by following the Escalation procedures set forth below.

                  4.1.2.   When  requesting  Escalation,   in  addition  to  the
                           information  required  under  Problem  Resolution  in
                           SECTION 3.1.2 above, HP will provide:

                           a.       Caller's location.

                           b.       Any    currently    installed    Fixes    or
                                    Workarounds.

                           c.       Reason for escalation.

                           d.       Steps taken to resolve problem.

                           e. Any Service Requests issued with respect to the problem.

         4.2. RESPONSE TO ESCALATIONS. Licensor will continue to cooperate with HP until the Escalation is resolved in a manner satisfactory to the Customer, or until HP and Licensor mutually agree that all reasonable means of resolution have been exhausted. Licensor will respond to an Escalation from HP twenty-four (24) hours per day, seven (7) days per week when the situation is judged by HP as being critical, in accordance with the response times specified in APPENDIX III.

         4.3. ESCALATION PROCESS. During Standard Coverage hours, HP's Technical Support Contact may contact Licensor's Technical Support Contact to request Escalation. To initiate an Escalation during Extended Coverage hours, HP will call the Licensor's pager number. HP will follow-up by e-mail with any additional information available at the time. Licensor will have primary responsibility to resolve the Escalation. If Service Requests are produced as a result of the Escalation, the procedure defined above for Problem Resolution must be followed.

         4.4.     ESCALATION RECORDS.

                  4.4.1.   Licensor  will  keep  a  record  of  all   Escalation
                           requests in the Tracking System and update their current status.

                  4.4.2. Escalation records will include, at a minimum, the items listed in SECTION 3.3.2 above along with the following information:

                           a.       Time   and   date  of   initial   call   for
                                    Escalation.

                           b. Names of individuals participating in the call.

                           c. Times and dates of subsequent calls to Customer or HP.

                           d. Steps taken to diagnose and remedy the problem.

                           e. Any Action Plan required for follow-up or resolution.

                           f.       Date and time of final resolution.

         4.5.     ESCALATION SUPERVISOR.

                  4.5.1. Once Escalation has been requested, each party will designate an Escalation Supervisor, in addition to the identified Technical Support Contact, who will perform the duties listed below. Each party will provide its Escalation Supervisor's telephone number and e-mail address to the other party's Technical Support Contact within 30 minutes of an Escalation Request. Once designated, these individuals will establish and maintain direct contact with their counterparts as needed or as requested by either Technical Support Contact until the Escalation is downgraded.

                  4.5.2.   Escalation   Supervisors   will  have  the  following
                           responsibilities:

                           a. Supervise escalation communications between HP and Licensor.


                           b. Assign additional factory or lab resources for escalated problem support.

                           c. Provide Status Updates and establish other follow-up procedures.

                           d.       Review Action Plans.

                           e.       Ensure prompt response to escalated problem.

                  4.5.3. If, at any time during Escalation, HP reasonably believes the problem is not being handled to the Customer's satisfaction or the Licensor is not responding adequately to requests for assistance, the respective Escalation Supervisor will be notified. The Escalation Supervisors will then work together to resolve the issue.

         4.6. THE ROLE OF TECHNICAL SUPPORT CONTACT DURING ESCALATIONS. The Licensor's Technical Support Contact will prepare an Action Plan as quickly as possible but not to exceed four hours after initial request for Escalation. This Action Plan may be modified by mutual agreement of the parties or by HP in its sole discretion, if a modification is deemed necessary by HP to manage the Escalation.

         4.7. ON-SITE TECHNICAL SUPPORT. To meet Escalation requirements outlined in the Action Plan, HP may require Licensor to send a knowledgeable technical engineer to the Customer site or to a designated HP entity or division, if HP is able to duplicate a problem remotely. If HP and Licensor determine that a problem is not caused by the Programs or Fixes or Workarounds to such products, Licensor may charge HP its then-current standard, on-site rates, plus reasonable travel and lodging expenses, for Licensor's on-site services. In no event will such charges to HP exceed [$1500] per day.

         4.8. MONITOR PHASE. A Monitor Phase may be implemented by HP to evaluate the situation over a period of time to verify that the problem has been resolved to the Customer's satisfaction. The Monitor Phase starts after a resolution is provided to the Customer. When the problem has been resolved to the Customer's satisfaction, the Monitor Phase is terminated and the Escalation is closed by HP. Both HP and Licensor will coordinate monitoring activities. HP will determine the length of the Monitor Phase.

         4.9. CLOSING AN ESCALATION. When HP and the Customer agree that the problem has been resolved satisfactorily or the situation no longer requires Escalation, the Escalation will be closed by HP at the end of the Monitor Phase. The Tracking System will then be updated as necessary by Licensor to record the results of the Monitor Phase, including any actions taken, results of those actions, likelihood of problem reoccurrence and recommended future actions.

5.       LICENSOR SUPPORT INFORMATION

         5.1. SUPPORT INFORMATION. Licensor will provide to HP, at no cost, the Support Information listed in APPENDIX IV. HP may use, copy and distribute this information as needed to assist HP with its support of Customers.

         5.2. DELIVERY OF INFORMATION. Licensor will provide to HP its most current version of the Support Information on an on-going basis as soon as the information is available. Licensor will provide these documents in a hard copy and electronic format that is mutually agreeable. Licensor will send these documents to the identified HP Technical Support Contact and Strategic Contact through the mail system, and, if possible, through
                  e-mail. HP may review these documents and request that additional information be included in order to support the
                  Programs.   Licensor   will  add  the   requested   additional
                  information in these documents within two weeks after such request is made by HP.

         5.3. PRODUCT CHANGES. Licensor will notify HP of any enhancements, modifications or other changes in any Program that may affect HP's ability to support that Program. In addition, Licensor will supply to HP at no charge a reasonable number of copies of documentation or other materials associated with any such change to a Program.

6.       DIAGNOSTIC TOOLS, PARTS AND UPGRADES

         6.1. DIAGNOSTIC TOOLS. Licensor will provide HP at no charge with appropriate troubleshooting techniques, methodologies, procedures, and diagnostic tools to assist HP in support of the Programs and to enable HP engineers to isolate problems. Licensor grants HP the right to use, copy, sublicense and distribute these tools and procedures to assist HP with its support of Customers.

         6.2. REPAIRS AND UPGRADES. Licensor will make available to HP, at no charge, all Parts and Fixes necessary for the repair or upgrade of Programs. Licensor will ensure that all Parts and Fixes shipped for Program repair or upgrade will be at the current revision level. HP will not be responsible for returning any defective or replaced Parts to Licensor.

7.       TRAINING

         7.1. TRAINING. Licensor will, at no charge, provide to HP a sufficient number of technical training sessions regarding the maintenance and support of the Programs to allow HP personnel to support fully the Programs. Such training will be provided at mutually agreeable times and locations. Training will include theory of operation and documentation, use of diagnostic tools and other trouble shooting techniques, and other information pertinent to the support of the Programs. If the Programs are enhanced, modified or otherwise changed so that their supportability is affected, Licensor will offer additional training regarding such changes.

         7.2. HP'S RIGHTS IN TRAINING CLASSES AND MATERIALS. HP may, at no charge, use, reproduce, modify, display and perform either internally or for HP's Customers, all training classes, methods, and materials supplied or developed by Licensor under these Support Terms. HP's use may be in any manner HP reasonably deems appropriate.

                                   APPENDIX I

                    STRATEGIC AND TECHNICAL SUPPORT CONTACTS

The following persons are designated to serve as Strategic Support Contacts:

                  Licensor:                          HP:
                  --------                           --
                  Name:    Srini Chari               Name:
                  Address: TurboWorx, Inc.,          Address:
                  3 Enterprise Drive,
                  Shelton, CT 06484



                  Phone: 203 944 - 0588              Phone:
                  Fax: 203 944 - 0489                Fax:


The following persons are designated as Technical Support Contacts:

                  Licensor:                          HP:
                  --------                           --
                  Name:    Rob Bjornson              Name:
                  Address: TurboWorx, Inc.,          Address:
                  3 Enterprise Drive,
                  Shelton, CT 06484



                  Phone: 203 944 - 0588              Phone:
                  Fax: 203 944 - 0489                Fax:

                                   APPENDIX II

                                 RESPONSE TIMES

HP                 Acknowledge               Initial Action     Fix, or              Permanent Fix
Call/Problem       Problem receipt;          Plan/Status        Workaround           or long term Action
Classification     Engineer assigned         Update             to HP                for a permanent Fix
--------------------------------------------------------------------------------------------------------------
Escalation         30 minutes                4 hours             8 days              80% fixed within 15 days
                                                                                     20% working towards
                                                                                     completion

Critical           1 hour                    7 hours            10 days              20 days

Serious            1 hour                    3 days             10 days              45 days

Medium             8 hours                   10 days            25 days              110 days

Low                8 hours                   15 days            60 days              120 days

Note:  Hours refer to clock hours and days refer to calendar days.


CLASSIFICATION OF PROBLEM SITUATION.

ESCALATION:       Product  situation   requiring  immediate  action  by  HP  and
                  Licensor.  This  situation  is  defined  by HP and can only be
                  declared  to   Licensor  by  HP  after  HP  standard   support
                  escalation procedure.

CRITICAL:         Emergency  situation  in  which  the  Program  is not  usable, produces incorrect results, loses information or data, or fails catastrophically in response to internal errors, user errors or incorrect input files.

SERIOUS: Detrimental or serious situation in which there is a severe impact on use or performance of the Program. A Serious situation may occur when, for example, a Program experiences one or more inoperable commands or functions that degrades its usability.

MEDIUM: Inconvenient situation in which the Program is usable but does not provide a function in the most convenient or expeditious manner, but use of the Program suffers little or no significant impact.

LOW: Noticeable situation in which the use of the Program is affected in some way that is correctable by a temporary documentation change or Workaround to be permanently corrected in the next scheduled release.

                                  APPENDIX III

                                    EDI TERMS

                                   APPENDIX IV

                               SUPPORT INFORMATION

A.       PROGRAM SERVICE INFORMATION.

         1.       Descriptions   of   Workarounds   and  Fixes  produced  for  a
                  particular Program.

         2.       Descriptions  of  the  features  and   functionality  of  each
                  Program, including external specifications if any.

         3. Descriptions of new, modified, or enhanced Program features and functionalities between the current and the previous Program versions.

         4.       List  of   minimum   software   and   hardware   configuration
                  requirements prior to installing the Programs on applicable HP platforms.

         5. List of minimum Program configurations required to use the Programs.

         6. Information, if any, regarding interactions between Programs and other customer equipment that may affect the Program performance and usage.

         7. Performance reports and performance tuning information. 8. Program tutorials, technical notes and data sheets .

B.       KNOWLEDGE DATABASE.

         1. Description of outstanding Program problems listed by Program version.

         2. Descriptions of the technical procedures to identify the status of problems with any Program.

         3. Descriptions of the technical background required to support the Programs.

         4. List of information resources that the Licensor's Technical Support Contact uses to support the Programs.

         5. The average number of support calls per month the Licensor receives from its own customers.

         6. Approximate percentage break down of these support calls into the following categories:

                  -Initial     installation/configuration/reconfiguration    and
                  administration

                  -Program usage, functionalities and performance tuning

                  -Program troubleshooting

                 -Program assistance

         7. A list of the actual calls received from Licensor's own customers in the past three months.

                                    EXHIBIT D

                          ACCOUNT/RELATIONSHIP MANAGERS

HP                                                LICENSOR

___________________________________               Srini Chari

                                                       TurboWorx, Inc.,
                                                       3 Enterprise Drive,
                                                       Shelton, CT 06484
                                                       Phone:   203 944 - 0588
                                                       Fax: 203 944 - 0489



                         DESIGNATED RECIPIENT FOR NOTICE

HP                                                LICENSOR

___________________________________               ANDREW SHERMAN

                                                       TurboWorx, Inc.,
                                                       3 Enterprise Drive,
                                                       Shelton, CT 06484
                                                       Phone:   203 944 - 0588
                                                       Fax: 203 944 - 0489

                                    EXHIBIT E

                                ESCROW AGREEMENT